SkyBridge Diversified Hedge Fund Portfolio , LLC
527 Madison Avenue, 16th Floor
New York, New York 10022

DISTRIBUTION AGREEMENT

AGREEMENT made as of the __ day of __________, 2011, between SkyBridge Diversified Hedge Fund Portfolio, LLC, a Delaware limited liability company (the “Fund”), and Hastings Capital Group, LLC, a Delaware limited liability company (the “Principal Underwriter”), such Principal Underwriter to act on behalf of the Fund in the manner contemplated by this Agreement.

W I T N E S S E T H :

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company, and it is in the interest of the Fund to continuously offer shares of the Fund (“Shares”) for sale under the Securities Act of 1933, as amended (the “1933 Act”), upon the terms described in the Prospectus and Statement of Additional Information that is included as part of the Fund’s Registration Statement on Form N-2, as may be amended from time to time (the “Registration Statement”).

NOW, THEREFORE, the parties agree as follows:

Section 1. Appointment of the Principal Underwriter. The Fund hereby appoints the Principal Underwriter to act as its exclusive agent to sell and to arrange for the sale of Shares on the terms and for the period set forth in this Agreement and in accordance with the Registration Statement, and the Principal Underwriter hereby accepts such appointment and agrees to act hereunder.  The Principal Underwriter has also been authorized to establish and implement the primary plan of distribution for the Shares and to generally fulfill the functions of an underwriter with respect thereto.

Section 2. Services and Duties of the Principal Underwriter.

(a) The Principal Underwriter agrees to sell, as agent for the Fund during the term of this Agreement, Shares upon the terms described in the Prospectus and Statement of Additional Information that is included in Registration Statement.  Offering and sales activity by the Principal Underwriter shall be on a best efforts basis.

(b) The Principal Underwriter will make itself available to receive orders, satisfactory to the Principal Underwriter, for the purchase of Shares and will accept such orders on behalf of the Fund and will transmit such orders to the Fund’s administrative agent for the purpose thereof (the “Administrator”) as promptly as practicable. Purchase orders shall be deemed effective at the time and in the manner set forth in the current Prospectus and Statement of Additional Information (hereinafter referred to jointly as the ”Prospectus”).

(c) The offering price of Shares to be issued on the initial closing date of the Fund shall be $1,000 per share. The offering price of Shares to be issued after such initial closing date shall be determined following the receipt of an order in accordance with procedures set forth in the Prospectus. To the extent necessary to determine the offering price of the Shares, the Fund shall furnish the Principal Underwriter and the Administrator, with all possible promptness, advice of each computation of net asset value of the Shares.

(d) The Principal Underwriter in its discretion may arrange for the offering of Shares through such qualified dealers and financial services firms (“Firms”) as it may reasonably select. In making agreements with such firms, the Principal Underwriter shall act only as principal and not as agent for the Fund.

(e) The Principal Underwriter may also appoint such Firms to provide distribution or related services to investors.  The Firms shall provide such facilities and personnel as is necessary or beneficial for providing information regarding the Fund, distribution of sales literature, prospectuses, promotional material and information, and assisting with Fund services and privileges for clients of such Firms and shareholders of the Fund. The Principal Underwriter may also provide these services directly.

(f) The Principal Underwriter shall order Shares from the Fund only to the extent it has received purchase orders therefor.  Shares offered for sale or sold by the Principal Underwriter shall be so offered or sold at a price of $1,000 per share for Shares to be issued on the initial closing date of the Fund, and at a price per share determined in accordance with the Prospectus for Shares to be issued thereafter. The price the Fund shall receive for all Shares purchased from it shall be $1,000 per share on the initial closing date of the Fund, and thereafter,  the net asset value of such Shares as determined in accordance with the Prospectus. The Principal Underwriter may pay commissions or fees to Firms and to others in its discretion in such amounts as the Principal Underwriter shall determine from time to time and as provided in the Prospectus or by separate agreement with the respective payee. In addition to sales to be initiated through the efforts of Firms retained for such purpose by the Principal Underwriter, the Principal Underwriter may also sell Shares to prospective investors as “direct sales” without such an intermediary. The Principal Underwriter shall be entitled to receive and retain any sales charge described in the current Prospectus that it does not determine appropriate to pay (or “reallow”), in whole or in part, to others.  The Principal Underwriter will not make, or authorize Firms or others to make, any short sales of Shares.

(g) In the course of its duties hereunder or otherwise, the Principal Underwriter will in all respects conform to the requirements of all state and federal laws and the rules and regulations of the Financial Industry Regulatory Association (“FINRA” a/k/a “NASD”) as the case may be, and will indemnify and save harmless the Fund from any damage or expense on account of any wrongful act by the Principal Underwriter or any employee or representative of the Principal Underwriter. The Principal Underwriter will observe and be bound by all the provisions of the Agreement and the provisions of the Prospectus.

(h) The Principal Underwriter shall, for all purposes herein provided, be deemed to be an independent contractor and, unless expressly provided herein or otherwise authorized, shall have no authority to act for or represent the Fund in any way. The Principal Underwriter and its affiliates, by separate agreement with the Fund, may also serve the Fund in other capacities. The services of the Principal Underwriter to the Fund under this Agreement are not to be deemed exclusive, and the Principal Underwriter shall be free to render similar services or other services to others so long as its services hereunder are not materially impaired thereby.

(i) The Principal Underwriter shall issue and deliver or shall arrange for various Firms to issue and deliver on behalf of the Fund such confirmations of sales made by it pursuant to this Agreement as may be required. At or prior to the time of issuance of Shares, the Principal Underwriter will pay or cause to be paid to the Fund the amount due the Fund for the sale of such Shares. Certificates shall be issued or Shares registered on the transfer books of the Fund in such names and denominations as the Principal Underwriter may specify.

Section 3. Compensation to the Principal Underwriter. In addition to the rights to sales charges refered to in Section 2(f) above, for services rendered pursuant to this Agreement the Fund shall pay to the Principal Underwriter a flat monthly fee of $8,000, payable in arrears. This Agreement contemplates that the Firms providing services in connection with the sale and servicing of Shares will be compensated by the Principal Underwriter in accordance with the terms of this Agreement and the Prospectus. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.  All such calculations of value shall be in accordance with the provisions of the Prospectus. The Principal Underwriter may also receive compensation from SkyBridge Capital II, LLC, the Fund’s investment adviser (the “Adviser”). The Adviser is a party to this Agreement for the limited purposes set out beside its signature hereto.

Section 4. Duties of the Fund.

(a) The Fund agrees to sell its Shares so long as it has Shares available for sale and agrees to deliver or cause the Administrator to deliver Share certificates or to register such Shares on the records of the Fund in non-certificated form and to register such Shares on the records of the Fund in such names and amounts as the Principal Underwriter has requested in writing, as promptly as practicable after receipt by the Fund of the net asset value thereof and written instructions for registering such Shares.

(b) The Fund shall keep the Principal Underwriter fully informed with regard to its affairs and shall furnish to the Principal Underwriter copies of all financial statements and other information that the Principal Underwriter may reasonably request for use in connection with the distribution of Shares. Upon request by the Principal Underwriter, the Fund will furnish a certified copy of the current financial statements prepared for it by the Fund’s independent accountants. The Fund will furnish such reasonable number of copies of the current Prospectus and financial statements as the Principal Underwriter may request. The Fund shall cooperate fully in the efforts of the Principal Underwriter to sell and arrange for the sale of Shares.

(c) The Fund shall take all necessary action to provide for authorized Shares and for the payment of filing fees as may be necessary to register the Shares under the 1933 Act and the 1940 Act so that Shares will be available for sale by the Principal Underwriter. The Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement or Prospectus, and so that there will be no omission to state a material fact in the Registration Statement or Prospectus.

(d) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as the Principal Underwriter and the Fund may approve; and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund as a broker or dealer in such states. The Fund shall not be required to amend its Limited Liability Company Agreement or other constituent documents of the Fund to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of its Shares in any state from the terms set forth in its Registration Statement, to qualify as a foreign business entity in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of Shares. The Principal Underwriter shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

Section 5. Expenses.

(a) The Fund shall bear all expenses of the continuous offering of Shares in connection with: (i) fees and disbursements of its counsel and independent accountants, (ii) the preparation, filing and printing of the Registration Statement, (iii) the preparation and mailing of annual and interim reports, Prospectuses and proxy materials to existing and prospective shareholders and (iv) the qualifications of Shares for sale and of the Fund as a broker or dealer under the securities laws of such states or other jurisdictions as shall be selected by the Fund and the Principal Underwriter pursuant to Section 4(d) hereof and the cost and expenses payable to each such state for continuing qualification therein.

(b) The Principal Underwriter shall bear (i) the costs and expenses of preparing, printing and distributing any materials not prepared by the Fund and other materials used by the Principal Underwriter in connection with its offering of Shares for sale to the public, (ii) the expenses of registration or qualification of the Principal Underwriter as a dealer or broker under federal or state laws and the expense of continuing such registration or qualification and (iii) the expenses of any sales commissions for sales of  Shares (except such expenses as are specifically undertaken by the Fund).

Section 6. Reports to the Board. The Principal Underwriter shall prepare reports for the Board of Directors of the Fund, on a quarterly or other reasonably agreed timetable, describing its offering and sales efforts and those of the Firms retained by the Principal Underwriter.

Section 7. Third-Party Beneficiary Arrangements.  The Fund and the Principal Underwriter have established and agreed to certain third-party beneficiary terms, which are described in the exhibits hereto.

Section 8. Indemnification. The Fund agrees to indemnify, defend and hold the Principal Underwriter, its directors, officers and any person who controls the Principal Underwriter within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Principal Underwriter, its directors, officers or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Principal Underwriter to the Fund for use in the Registration Statement; provided, however, that this indemnity agreement shall not inure to the benefit of such Principal Underwriter, director, officer or controlling person unless a court of competent jurisdiction shall determine in a final decision on the merits that the person to be indemnified was not liable by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement (“disabling conduct”), or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct, by (a) a vote of a majority of a quorum of the Directors of the Multi-Strategy Fund who are neither “interested persons” of the Fund as defined in Section 2(a)(19) of the 1940 Act nor parties to the proceeding or (b) an independent legal counsel in a written opinion. The Fund’s agreement to indemnify the Principal Underwriter, its directors, officers and any controlling person as aforesaid is expressly conditioned upon the Fund being promptly notified of any action brought against the Principal Underwriter, its directors, officers or any controlling person, and such notification is to be given to the Fund in accordance with Section 12 of this Agreement. The Fund agrees to promptly notify the Principal Underwriter of the commencement of any litigation or proceedings against it or any of its directors or officers in connection with the issue and sale of Shares.

The Principal Underwriter agrees to indemnify, defend and hold the Fund, its directors, officers and any person who controls the Fund, if any, within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its directors, officers or any such controlling person may incur under the 1933 Act or under common law or otherwise, but only to the extent that such claims, demands, liabilities or expenses shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Principal Underwriter to the Fund for use in the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Principal Underwriter’s agreement to indemnify the Fund, its directors, officers and any such controlling person as aforesaid is expressly conditioned upon the Principal Underwriter’s being promptly notified of any action brought against the Fund, its directors, officers or any such controlling person, such notification being given to the Principal Underwriter in accordance with Section 12 of this Agreement.

Section 9. Compliance with Securities Laws. The Fund represents that it is registered as a closed-end, non-diversified management investment company under the 1940 Act, and agrees that it will comply with all of the provisions of the 1940 Act and of the rules and regulations thereunder. The Fund and the Principal Underwriter each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 4(d) hereof, all applicable state securities (“Blue Sky”) laws. The Principal Underwriter agrees to comply with all of the applicable terms and provisions of the Securities Exchange Act of 1934.

Section 10. Duration and Termination of this Agreement. This Agreement shall become effective as of the date first above written. This Agreement shall continue in effect for an initial two-year term and from year to year thereafter only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, cast in person or by proxy, and (ii) the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect financial interest in this Agreement or in any agreement related thereto, cast in person at a meeting called for the purpose of voting upon such approval.

This Agreement may be terminated at any time without the payment of any penalty, by the Board of Directors of the Fund, by vote of a majority of the outstanding voting securities of the Fund or by the Principal Underwriter on not more than sixty (60) days’ nor less than thirty (30) days’ written notice to the other party. This Agreement shall automatically terminate in the event of its assignment, as defined in the 1940 Act.

Section 11. Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, cast in person or by proxy, and (ii) the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect financial interest in this Agreement or in any agreement related thereto, cast in person at a meeting called for the purpose of voting upon such approval.

Section 12. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid,  as follows:

If to the Fund:

SkyBridge Diversified Hedge Fund Portfolio, LLC
527 Madison Avenue, 16th Floor
New York, New York 10022
Attention:  Ray Nolte

If to the Principal Underwriter:

HASTINGS CAPITAL GROUP, LLC
527 Madison Avenue, 16th Floor
New York, New York 10022
Attention:  Anthony Scaramucci

If to the Adviser:

SKYBRIDGE CAPITAL II, LLC
527 Madison Avenue, 16th Floor
New York, New York 10022

Attention:  Ray Nolte

With a copy to:

SKYBRIDGE CAPITAL II, LLC
527 Madison Avenue, 16th Floor
New York, New York 10022

Attention:  General Counsel

Section 13. Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the applicable federal securities laws and the laws of the State of New York. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SKYBRIDGE DIVERSIFIED HEDGE FUND PORTFOLIO, LLC

By:
	Name:	Raymond Nolte
	Title:	President

HASTINGS CAPITAL GROUP, LLC

By:
	Name:	Anthony Scaramucci
	Title:	Managing Member and Chief Executive Officer

Acknowledged by the Adviser solely for the purpose of agreeing to those terms specifically set out as binding on the Adviser in the exhibits to this Agreement.

SKYBRIDGE CAPITAL II, LLC

By:
	Name:	Raymond Nolte
	Title:	Managing Partner

EXHIBIT A
____________, 2011

SkyBridge Diversified Hedge Fund Portfolio, LLC
DISTRIBUTION AGREEMENT

Terms used in this Exhibit A have the meaning given them in the body of the Agreement to which this Exhibit A relates, unless the context requires otherwise.   Representations, warranties, agreements and covenants given and/or made below are for the benefit of the Principal Underwriter and each Firm retained by the Principal Underwriter to serve as a placement agent as contemplated by the Agreement and the Prospectus (each such Firm explicitly acknowledged, recognized and intended to be a third-party beneficiary under this Exhibit A).  Any such placement agent is referred to as a Placement Agent below.

FIRST, The Fund represents and warrants as follows:

1.           The Fund has been duly formed under the laws of the State of Delaware and has the power and authority to effect the offering of its Shares and conduct its business as described in the Registration Statement.  All necessary filings, consents and other actions necessary to qualify the offering of Shares with the Commission under the Securities Act, and blue sky offices in each applicable U.S. state and to conduct the business of the Fund as described in the Registration Statement have been, or will timely be, made or taken.

2.           Shares to be or which may be issued by the Fund have been duly authorized for issuance and sale, are registered with the Securities and Exchange Commission, and a registration statement shall be effective at the time such Shares are issued and delivered by the Fund conforming in all material respects to all statements relating thereto contained in the Registration Statement.

3.           The issue and sale of Shares and the execution, delivery and performance of the Fund’s obligations under the Registration Statement will not result in the violation of any applicable law.

4.           The Fund will apply the proceeds from the sale of Shares for the purposes set forth in the Registration Statement.

5.           The Registration Statement will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements therein in the light of the circumstances under which they were made, not misleading.

6.           The Fund shall not offer Shares under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933 or if and so long as a current prospectus as required by Section 5(b) of said Act is not on file with the Commission; provided, however, that nothing contained in this Agreement shall in any way restrict or have an application to or bearing upon the Fund’s right to repurchase Shares from a Shareholder pursuant to any regular or special Tender Offer.

7.           All Approved Offering Material (such term to have the meaning given in the agreement to be entered into between the Principal Underwriter and one or more Placement Agents) to be given to any potential investor in connection with the offering or sale of Shares will be, as of the date of each sale of Shares in respect of which it is used, true, complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading.  The Fund agrees, generally acting through the Principal Underwriter, to advise placement agents retained by the Principal Underwriter promptly of the occurrence of any event or other change which, in the opinion of counsel to the Fund, results in the Approved Offering Material containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.  (With regard to sales material, advertising or subscription documentation prepared by the Placement Agent and approved in writing by the Principal Underwriter, such representation and warranty extends only to statements regarding the Fund, the Adviser, or other matters relating to the business of each of these and as to which any of them reasonably has, or should have, knowledge.)  The Fund recognizes and confirms that each placement agent retained by the Principal Underwriter (i) will be using and relying primarily on the information in the Approved Offering Material in performing the services contemplated hereunder without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of such information or of the Approved Offering Material and (iii) will not make any appraisal of any assets of the Fund.

SECOND, the Fund covenants and agrees as follows:

1.      If, at any time after the commencement of an offering of Shares and prior to its termination, an event occurs which in the opinion of counsel to the Fund materially affects the Fund and which should be set forth in an amendment or supplement to the Registration Statement in order to make the statements therein not misleading in light of the circumstances under which they are made, the Fund will notify the Principal Underwriter and each placement agent retained by the Principal Underwriter as promptly as practicable of the occurrence of such event and promptly prepare and furnish to each such placement agent copies of an amendment or supplement to the Registration Statement, in such reasonable quantities as such placement agent may request in order that the Registration Statement will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made.

2.      Exhibit A-1 sets out customary indemnification provisions of the agreement to be entered into between the Principal Underwriter and one or more Placement Agents.  The Fund agrees that, for purposes of allowing the Principal Underwriter to make appropriate assurances as to the resources available in respect of such undertakings, to the extent that any indemnification claim made against the Principal Underwriter under such provisions would result in corresponding indemnification obligations owed to the Principal Underwriter by the Fund under this Agreement (or any other agreement between the Principal Underwriter and the Fund), it is the intent of the Fund and the Principal Underwriter that the Placement Agent making such a claim should be a third-party beneficiary of those corresponding indemnification obligations.   These various indemnification obligations of the Principal Underwriter and the Fund (and similar obligations of the Principal Underwriter and the Adviser set out below) are separate and are not joint.

THIRD, the Adviser represents and warrants as follows:

1.           The Adviser has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulating officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business.

FOURTH, the Adviser covenants and agrees as follows:

1.           Exhibit A-1 sets out customary indemnification provisions of the agreement to be entered into between the Principal Underwriter and one or more Placement Agents.  The Adviser agrees that for purposes of allowing the Principal Underwriter to make appropriate assurances as to the resources available in respect of such undertakings, the Adviser shall owe corresponding indemnification obligations to the Principal Underwriter in each instance when the Principal Underwriter owes any such obligation to a Placement Agent, but only if, in any such instance, the Adviser would itself have owed an obligation to the Placement Agent directly if the Adviser had contracted with the Placement Agent directly under the same terms set out at Exhibit A-1; and it is the intent of the Adviser and the Principal Underwriter that, in such a case, the Placement Agent making the indemnification claim should be a third-party beneficiary of such corresponding indemnification obligations owed by the Adviser to the Principal Underwriter. These various indemnification obligations of the Principal Underwriter and the Adviser (and similar obligations of the Principal Underwriter and the Fund set out above) are separate and are not joint.

SKYBRIDGE DIVERSIFIED HEDGE FUND PORTFOLIO, LLC

By:
	Name:	Raymond Nolte
	Title:	President

HASTINGS CAPITAL GROUP, LLC

By:
	Name:	Anthony Scaramucci
	Title:	Managing Member and Chief Executive Officer

SKYBRIDGE CAPITAL II, LLC

By:
	Name:	Raymond Nolte
	Title:	Managing Partner

EXHIBIT A-1
____________, 2011

SkyBridge Diversified Hedge Fund Portfolio, LLC
DISTRIBUTION AGREEMENT

The Principal Underwriter represents and warrants that set out below is a true and correct excerpt of the indemnification provisions of the agreement to be entered into between the Principal Underwriter and one or more Placement Agents (all defined terms used therein to have the meaning given them in such agreement):

[BEGIN EXCERPT]

Section 12 - Indemnification and Contribution.

The parties agree to indemnify each other as follows:

(a) The Principal Underwriter agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) to which the Placement Agent or they may become subject in any jurisdiction, insofar as such losses, liabilities, claims, damages or expense (or actions in respect thereof) arise out of or are based upon any act or omission of the indemnifying party including, but not limited to, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the subscription documentation or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnifying party will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to any of the Principal Underwriter, the Fund or the Adviser by the Placement Agent or through the Placement Agent expressly for the use therein; and further provided that this indemnity shall not protect the Placement Agent or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which the Placement Agent or they would be subject by reason of the Placement Agent’s own or their own willful misfeasance, bad faith, gross negligence or reckless disregard of the Placement Agent’s or their duties hereunder.

(b) The Placement Agent agrees to indemnify and hold harmless each of the Principal Underwriter, the Fund and the Adviser and each person who controls the Principal Underwriter, the Fund or the Adviser within the meaning of Section 15 of the Securities Act against any losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) to which such person may become subject in any jurisdiction, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any breach by the Placement Agent of any obligation, representation, warranty or covenant under this Agreement or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Principal Underwriter, the Fund or the Adviser by the Placement Agent or on the Placement Agent’s behalf through the Placement Agent expressly for use therein; provided, however, that the Placement Agent will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished by the Principal Underwriter, the Fund or the Adviser or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which the Principal Underwriter, the Fund or the Adviser would be subject by reason of their own willful misfeasance, bad faith, gross negligence or reckless disregard of their duties hereunder.  This indemnity will be in addition to any liability which the Placement Agent may otherwise have incurred under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any other liability which it may have under this Section 12 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which it may have otherwise).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if, in the judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such subsections for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the provision to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this Section 12 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           In no event will any party be liable to any other party or any third party for any consequential, incidental, special or indirect damages (including but not limited to lost profits), even if such party has been advised of the possibility of such losses.

(e)           The Principal Underwriter confirms that the Fund has agreed in writing with the Principal Underwriter that, to the extent that indemnification claims made against the Principal Underwriter under this Section 12 would result in corresponding indemnification obligations owed to the Principal Underwriter by the Fund under any agreement between them, it is the intent of the Fund and the Principal Underwriter that the Placement Agent should be a third-party beneficiary of those corresponding indemnification obligations.  The Principal Underwriter further confirms that the Adviser has agreed in writing with the Principal Underwriter that, to the extent that indemnification claims made against the Principal Underwriter under this Section 12 would result in corresponding indemnification obligations owed to the Principal Underwriter by the Adviser under any agreement between them, it is the intent of the Fund and the Adviser that the Placement Agent should be a third-party beneficiary of those corresponding indemnification obligations.  These obligations of the Principal Underwriter, the Fund and the Adviser are separate and are not joint.

[END EXCERPT]

HASTINGS CAPITAL GROUP, LLC

By:
	Name:	Anthony Scaramucci
	Title:	Managing Member and Chief Executive Officer